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                                                                    Exhibit 5(a)

                                      E-3
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                    AMERICAN GENERAL LIFE INSURANCE COMPANY
                   P.O. BOX 1401, HOUSTON, TEXAS 77251-1401
                         VARIABLE ANNUITY APPLICATION

                                                              GENERATIONS(TM)
                                                           ....ASSET BUILDER....

INSTRUCTIONS: Please type or print in permanent black ink.

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
1.   ANNUITANT                                               2.   CONTINGENT ANNUITANT (optional)
     Name: ___________________________________________            Name: ___________________________________________
     Address:_________________________________________            Address:_________________________________________
     _________________________________________________            _________________________________________________
     Phone:_____________DOB:______________(Max Age 90)            Phone:_____________DOB:_______________(Max Age 90)
     Sex:  [ ] M  [ ] F   SS #:_______________________            Sex:  [ ] M  [ ] F   SS #:_______________________
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3.   OWNER (Complete only if different from Annuitant)            JOINT OWNER (optional)
     Name: ___________________________________________            Name: ___________________________________________
     Address:_________________________________________            Address:_________________________________________
     _________________________________________________            _________________________________________________
     Phone:_____________DOB:______________(Max Age 90)            Phone:_____________DOB_______________(Max Age 90)
     Sex:  [ ] M  [ ] F   SS #:_______________________            Sex:  [ ] M  [ ] F   SS #:_______________________
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4.   BENEFICIARY DESTINATION (If more space is needed, use Section 12):
                                                      ----------------------

     Primary (If more than one, indicate percentages)             Contingent (If more than one, indicate percentages)
     Name/Social Security No. or Tax ID                           Name/Social Security No. or Tax ID

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5.   PAYMENT INFORMATION
     Initial Purchase Payment $_____________
     (Check either Non-Qualified or Qualified)
         [ ]  Non-qualified (minimum $5,000) (if applicable, check apropriate box below)
              IF [ ] 1035X or [ ] Non Qualified Transfer        expected amount $______________
         [ ]  Qualified (minimum $2,000) (check appropriate boxes in sections A and B)
              A. [ ] Rollover  or  [ ] Transfer         expected amount $_______________
              B. Type of Qualified Plan: [ ] IRA [ ] ROTH IRA [ ] 401(k) [ ] 401(a) [ ] Other________ [ ] Contribution Year________
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6.   DEATH BENEFIT OPTION (Base is automatic if neither is chosen)     [ ]  Base       [ ]  Enhanced
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7.   INVESTMENT OPTIONS (Total allocation must equal 100%; no fractional percentages.)
     Dollar Cost Averaging (Complete Section 9) ______________________%
     Comstock (39)              __________%    Government (44)           __________%     Money Market (49)              __________%
     Domestic Income (40)       __________%    Growth and Income (45)    __________%     Morgan Stanley                 __________%
     Emerging Growth (41)       __________%    High Yield (46)           __________%     Real Estate Securities (50)    __________%
     Enterprise (42)            __________%    International Magnum (47) __________%     Strategic Stock (51)           __________%
     Global Equity (43)         __________%    Mid Cap Value (48)        __________%     One Year Guarantee Period (53) __________%
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8.   AUTOMATIC REBALANCING ($25,000 minimum)
     [ ] Check here for Automatic Rebalancing of investments, based on contract anniversary, to the VARIABLE ALLOCATIONS ONLY
         (39-51)
         Indicated in section 7 or then in effect       Frequency:   [ ] Quarterly     [ ] Semiannually     [ ] Annually
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9.   DOLLAR COST AVERAGING
     From:   [ ] Money Market (49)  OR  [ ] One-Year Guarantee Period (53) OR  [ ] Other ________________________________________
                                                                                         (Specify Fund Name and Number)
       Frequency:   [ ] Monthly  [ ] Quarterly   [ ] Semiannually   [ ] Annually
       Duration:    [ ] 12 months  [ ] 24 months  [ ] 36 months  [ ] 48 months  [ ] 60 months to be allocated to the following fund(s) as indicated
       --OR--
     From:   Alternate Dollar Cost Averaging
       Frequency:   [ ] 12-Month Dollar Cost Averaging (54)  OR  [ ] 6-Month Dollar Cost Averaging (55)
     TO:       When furnishing the Dollar Cost Averaging allocations below, indicate EITHER dollars OR percentages.
     Comstock (39)              ___________    Government (44)           ___________     Money Market (49)              ___________
     Domestic Income (40)       ___________    Growth and Income (45)    ___________     Morgan Stanley
     Emerging Growth (41)       ___________    High Yield (46)           ___________     Real Estate Securities (50)    ___________
     Enterprise (42)            ___________    International Magnum (47) ___________     Strategic Stock (51)           ___________
     Global Equity (43)         ___________    Mid Cap Value (48)        ___________
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10. TELEPHONE TRANSFER PRIVILEGE

      I (or if joint owners, either of us acting independently) hereby authorize
      American General Life Insurance Company ("AGL") to act on telephone instructions to transfer value among the Variable Divisions and Fixed
      Accounts and to change allocations for future purchase payments given by:

[ ]   Contract Owner(s)

[ ] Agent/Registered Representative who is both appointed to represent AGL and with the firm authorized to service my contract.

      AGL and any person designated by this authorization will not be responsible for any claim, loss, or expense based upon telephone transfer instructions received and acted on in good faith, including loses due to telephone instruction communication errors. AGL's liability for erroneous transfers, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection, or other claim arises due to a telephone transfer transaction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my GENERATIONS
      Asset Builder contract and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its main office.

[ ]   CHECK HERE TO DECLINE TELEPHONE TRANSFER PRIVILEGE.
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11. REPLACEMENT  Will the proposed contract replace any existing annuity or
    insurance contract?  [ ] No   [ ] Yes
    (If yes, list company name, plan, year of issue and complete appropriate replacement documents.)

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12. SPECIAL INSTRUCTIONS

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13. SIGNATURES
     All statements made in this application are true to the best of our knowledge and belief, and we agree to all terms and conditions as shown.
     We further agree that this application, if attached, shall be a part of the annuity contract, and verify our understanding that ALL PAYMENTS AND VALUES
     PROVIDED BY THE CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE
     ACCOUNT, ARE VARIABLE, MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS
     TO THE DOLLAR AMOUNT.
     We acknowledge receipt of the current prospectuses for the American General
     Life Insurance Company Separate Account D, Van Kampen Life Investment Trust and Morgan Stanley Dean Witter Universal Funds, Inc. If this application is for an IRA, ROTH IRA, or a Simplified Employee Pension, we acknowledge receipt of the applicable individual Retirement Annuity Disclosure
     Statement provided to us in conjunction with the current prospectuses.

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     Under penalties of perjury, I certify (1) that the Social Security (or taxpayer identification) number is correct as it appears in this application and (2) that I am not subject to backup withholding under
     Section 3406 (a)(1)(c) of the Internal Revenue Code.
     The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.
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
     Signed at ___________________________________________       Date: _____________________
               CITY                        STATE

     _________________________________________________   ________________________________________________
     SIGNATURE OF ANNUITANT                              SIGNATURE OF OWNER (if different from Annuitant)

     _________________________________________________   ________________________________________________
     SIGNATURE OF CONTINGENT ANNUITANT (if applicable)   SIGNATURE OF JOINT OWNER (if applicable)

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14.  DEALER/LICENSED AGENT INFORMATION AND SIGNATURES

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
     Licensed Agent:   __________________________________      _______________________________________
                       PRINT NAME                              AGENT NUMBER/LOCATION

                       __________________________________      _______________________________________
                       TELEPHONE                               STATE LICENSE NUMBER
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     Will the proposed contract replace any existing annuity or insurance contract? [ ] No [ ] Yes The agent hereby certifies he/she witnessed the signature(s) contained in this application and that all information contained in this application is true to the best of his/her knowledge and belief.

Signature of Licensed Agent: ____________________________________________

Broker Dealer: __________________________________________________________
               PRINT NAME

Branch Office: _________________________________________________________________
               STREET ADDRESS                      CITY     STATE       ZIP

Signature of Licensed Principal of Broker Dealer: ______________________________